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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-21585, 333-23937, 333-39817 and 333-67881 of Lightbridge, Inc. on Form
S-8 of our report dated February 10, 1998 (February 22, 1999 as Note 12) (which contains an explanatory paragraph relating to the restatement of the 1997 consolidated financial statements), appearing in this Annual Report on Form 10-K/A of Lightbridge, Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP
Boston , Massachusetts
March 30, 1998